Exhibit 99.1

Battalion Oil Corporation Provides Operational Update, Releases Preliminary 2022 Guidance, and Schedules Fourth Quarter 2021 Conference Call

HOUSTON, TEXAS – February 28, 2022 – Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today provided an operational update, released its preliminary 2022 capital plan and production guidance, and provided details on the timing of its fourth quarter 2021 earnings release and conference call.

Key Highlights

●	Recently closed strategic refinancing provides the capital and financial flexibility to execute on a multi-year drilling program
●	The Company picked up a rig in December 2021 and intends to keep a rig running throughout the 2022 fiscal year
●	Battalion plans to spud 12 wells in 2022 with total estimated capital expenditures of $130 to $150 million (~90% for drilling & completion activities)
●	2022 development activity is aimed at maintaining flat annualized production over 2021 as capital program ramps up while driving double digit growth in daily oil production by year end 2022
●	The Company’s ongoing hedging program continues to minimize downside risk on future cash flows while protecting strong returns on new wells

Management Comments

Richard Little, the Company’s CEO, commented, “On the heels of a transformative refinancing, we are excited to get back to doing what we do best: creating value through the drill bit. Our team has put in a lot of hard work over the last few years to optimize our drilling and completion strategies, reduce our production costs, and secure flow assurance.  We are now seeing that hard work begin to pay off. Our well performance competes with some of the best wells in the basin. With our new term loan facility in place, we have the necessary liquidity and financial flexibility to commence the first phase of our long-term drilling program.”

“I’m also pleased to share with you an early look at what we expect in 2022 with our preliminary full year guidance. We broke ground on our 2022 capital program in December with the spudding of our first three well pad. We plan to keep that rig running throughout 2022 with many of those wells turning to production in the second half of the year. As a result of this wind up in activity, we expect annualized production to remain relatively flat over 2021. However, we should exit the year having delivered meaningful production growth over our year end 2021 exit rate.”

Mr. Little continued, “As we move through 2022, we expect the combination of increased daily volumes driven by new drilling, together with an improving hedge book as we burn off existing below market hedges and layer in new hedges at attractive prices, will produce significant cash flow and generate substantial value growth for our shareholders. We look forward to sharing more with you about our plans for 2022 and beyond on our upcoming earnings call.”

Preliminary 2022 Guidance

Below is Battalion’s preliminary capital and production guidance for the full year 2022. The Company plans to keep a rig running through the calendar year and estimates capital expenditures of $130 million to $150 million with ~90% of capital directed to drilling and completion activities. As a result of this capital program, the Company anticipates annualized production will remain flat in 2022 but expects double digit growth in daily oil production by year end 2022.

	Preliminary FY 2022 Guidance
	Low		High
Oil Production, MBopd	8.0	–	9.5
Total Production, MBoepd	14.0	–	17.0
Wells POL	8	–	12
Total Capex, $MM	$130	–	$150

Fourth Quarter and Full Year Earnings

Battalion plans to release fourth quarter and full year 2021 operational and financial results after the close of trading on Monday, March 7, 2022. Management will host a live conference call on Tuesday, March 8, 2022 at 10:00 a.m. Central Time to review fourth quarter and full year 2021 financial results and operational highlights.

To access the live conference call, local participants may dial +1 (646) 828-8193. All other participants may dial (888) 394-8218 for toll free. The confirmation code for the live conference call is 5532123. The replay for the event will be available on the Company’s website at www.battalionoil.com on the Events and Presentations page under the Investors tab through March 31, 2022.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects”, "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10 K for the fiscal year ended December 31, 2020, and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

Contact

Chris Lang
Manager, Finance
(832) 538-0551